Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
Contact:	Press:	Frank D. Filipo, Executive Vice President & Operating Officer (631) 208-2400

	Investor:	Brian K. Finneran Executive Vice President & Chief Financial Officer (631) 208-2400
4 West Second Street
Riverhead, NY 11901 (631) 208-2400 (Voice) - (631) 727-3214 (FAX)
invest@suffolkbancorp.com

SUFFOLK BANCORP APPOINTS PATRICIA M. SCHAUBECK GENERAL COUNSEL

AND CORPORATE SECRETARY

Riverhead, New York, June 19, 2012 - Suffolk Bancorp (NASDAQ - SUBK) today announced the appointment of Patricia M. Schaubeck as Senior Vice President, General Counsel and Corporate Secretary of both Suffolk Bancorp and Suffolk’s banking subsidiary, Suffolk County National Bank (“SCNB”), effective immediately. She brings the position of General Counsel in-house, and succeeds Douglas Ian Shaw as Corporate Secretary.

President and Chief Executive Officer, Howard C. Bluver remarked, “Pat Schaubeck comes to us with broad-based skills advising senior management and boards of directors on critical legal and strategic issues. As General Counsel at State Bancorp from 2007 to 2012, she drew on her expertise in corporate governance, corporate law, securities law compliance, M&A transactions, executive compensation, and bank regulatory compliance to help guide that company through an increasingly complex and difficult business and regulatory environment. We look forward to the benefit of her expertise as we develop the legal and regulatory framework to bring Suffolk to the next level of performance in the years to come.”

Ms. Schaubeck holds a J.D. from St. John’s University, Jamaica, NY, where she was the Notes and Comments Editor of the Journal of Legal Commentary; an M.B.A. in Public Accounting from St. John’s University, Jamaica, NY; and a B.B.A. in Finance from Bernard M. Baruch College, New York, NY.

Mr. Bluver concluded, “Finally, on behalf of the Board of Directors and my colleagues in management, I’d also like to thank Doug Shaw for more than 31 years of hard work and loyal service to Suffolk in a variety of capacities, and to wish him well as he pursues a number of personal interests in the future.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank (“SCNB”), a full service commercial bank headquartered in Riverhead, New York. SCNB is Suffolk Bancorp’s wholly owned subsidiary. Organized in 1890, SCNB has 30 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These can include statements about Suffolk, the banking industry, the economy in general, expectations of the business environment in which Suffolk operates, projections of future performance, and potential future credit experience. These statements are based upon current management expectations, and may, therefore, involve risks and uncertainties that cannot be predicted or quantified and are beyond Suffolk’s control and are subject to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Forward-looking statements speak only as of the date they are made, and Suffolk assumes no duty to update forward-looking statements. Risks and uncertainties related to Suffolk include, but are not limited to: a failure by Suffolk to meet the deadlines under SEC rules for filing its periodic reports (or any permitted extension thereof); changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; changes in loan underwriting, credit review, or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; results of regulatory examinations; any failure by Suffolk to comply with our written agreement with the OCC (the “Agreement”) or the individual minimum capital ratios for SCNB established by the OCC; the cost of compliance with the Agreement; any failure by Suffolk to maintain effective internal controls over financial reporting; larger-than-expected losses from the sale of assets; potential litigation or regulatory action relating to the matters resulting in Suffolk’s failure to file on time its Quarterly Report on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011 or resulting from the revisions to earnings previously announced on April 12, 2011 or the restatement of its financial statements for the quarterly period ended September 30, 2010 and year ended December 31, 2010; and the potential that net charge-offs are higher than expected or for further increases in Suffolk’s provision for loan losses. Further, it could take Suffolk longer than anticipated to implement its strategic plans to increase revenue and manage non-interest expense, or it may not be possible to implement those plans at all. Finally, new and unanticipated legislation, regulation, or accounting standards arising out of current unsettled conditions in the economy may require Suffolk to change its practices in ways that materially change the results of operations. For more information, see the risk factors described in Suffolk’s Annual report on Form 10-K and other filings with the Securities and Exchange Commission.

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